As filed with the Securities and Exchange Commission on August 3, 2004
Registration No. 333-117403

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2
To
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Carmike Cinemas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7830	58-1469127
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1301 First Avenue

Columbus, Georgia 31901
(706) 576-3400
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Martin A. Durant

Senior Vice President-Finance, Treasurer and
Chief Financial Officer
Carmike Cinemas, Inc.
1301 First Avenue
Columbus, Georgia 31901
(706) 576-3400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With Copies to:

Alan J. Prince King & Spalding LLP 191 Peachtree Street Atlanta, Georgia 30303 (404) 572-4600	Robert S. Risoleo Sullivan & Cromwell LLP 1701 Pennsylvania Avenue, N.W. Washington, D.C. 20006 (202) 956-7500

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Each Class Of Securities	Amount To Be	Offering	Aggregate	Amount of
To Be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Registration Fee

Common Stock, par value $0.03 per share	4,982,279 Shares	$37.99	$189,276,780	$23,982(3)

(1)	Includes 649,862 shares in the aggregate that the underwriters may purchase from the selling stockholders to cover over- allotments.

(2)	Estimated solely for the purpose of calculating the registration fee; computed in accordance with rule 457(c) on the basis of the average of the high and low sales prices for the common stock on July 14, 2004 as reported on the Nasdaq National Market.

(3)	Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     Carmike Cinemas, Inc. files this amendment to the registration statement on Form S-3, Commission file number 333-117403, to revise Part II, Item 16 and the Exhibit Index.

Item 16.	Exhibits

      (a) The following are exhibits to this registration statement:

Exhibit
Number	Description

1.1**	Form of Underwriting Agreement.
2.1	Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated November 14, 2001 (filed as Exhibit 99 to Carmike’s Current Report on Form 8-K filed November 19, 2001 and incorporated herein by reference).
2.2	Debtors’ Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code, dated November 14, 2001 (filed as Exhibit T3E-1 to Carmike’s Form T-3 filed December 11, 2001 and incorporated herein by reference).
4.1	Indenture, dated as of February 4, 2004, among Carmike Cinemas, Inc., each of the Guarantors named therein and Wells Fargo Bank Minnesota, National Association, as Trustee (filed as Exhibit 4.2 to Carmike’s Current Report on Form 8-K filed February 20, 2004 and incorporated herein by reference).
4.2	Registration Rights Agreement, dated as of February 4, 2004, among Carmike Cinemas, Inc., each of the Guarantors named therein and Goldman, Sachs & Co. (filed as Exhibit 4.3 to Carmike’s Current Report on Form 8-K filed February 20, 2004 and incorporated herein by reference).
4.3	Registration Rights Agreement, dated as of January 31, 2002, by and among Carmike Cinemas, Inc. and certain stockholders (filed as Exhibit 99.3 to Amendment No. 1 to Schedule 13D of Goldman, Sachs & Co., et. al., filed February 8, 2002 and incorporated herein by reference).
4.4	Letter Agreement, dated as of November 17, 2003, by and among Carmike Cinemas, Inc. and certain stockholders regarding the Stockholders’ Agreement dated January 31, 2002, as amended, and the Registration Rights Agreement dated January 31, 2002 (filed as Exhibit 4.5 to Carmike’s Form S-1/A (Registration No. 333-90028) filed November 18, 2003 and incorporated herein by reference).
5.1*	Opinion of King & Spalding LLP.
10.1*	Form of Indemnification Agreement and Schedule of Directors who have entered into such agreement.
10.2*	First Amendment to Second Amended and Restated Master Lease, dated as of July 12, 2004, between MoviePlex Realty Leasing, L.L.C. and Carmike Cinemas, Inc.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Ernst & Young LLP.
23.3*	Consent of King & Spalding LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included in signature pages).

*	Previously filed.

**	Filed herewith.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on August 3, 2004.

CARMIKE CINEMAS, INC.

By:	/s/ MARTIN A. DURANT

Martin A. Durant
Senior Vice President — Finance
Treasurer and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of August, 2004.

* Michael W. Patrick	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ MARTIN A. DURANT Martin A. Durant	Senior Vice President — Finance, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

* Elizabeth C. Fascitelli	Director

* Richard A. Friedman	Director

* Alan J. Hirschfield	Director

* John W. Jordan II	Director

* S. David Passman III	Director

* Carl L. Patrick, Jr.	Director

* Kenneth A. Pontarelli	Director

* Roland C. Smith	Director

II-3

* Patricia A. Wilson		Director

* David W. Zalaznick		Director

*By:	/s/ MARTIN A. DURANT Martin A. Durant Attorney-in-fact

II-4

EXHIBIT INDEX

Exhibit
Number	Description

1.1**	Form of Underwriting Agreement.
2.1	Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated November 14, 2001 (filed as Exhibit 99 to Carmike’s Current Report on Form 8-K filed November 19, 2001 and incorporated herein by reference).
2.2	Debtors’ Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code, dated November 14, 2001 (filed as Exhibit T3E-1 to Carmike’s Form T-3 filed December 11, 2001 and incorporated herein by reference).
4.1	Indenture, dated as of February 4, 2004, among Carmike Cinemas, Inc., each of the Guarantors named therein and Wells Fargo Bank Minnesota, National Association, as Trustee (filed as Exhibit 4.2 to Carmike’s Current Report on Form 8-K filed February 20, 2004 and incorporated herein by reference).
4.2	Registration Rights Agreement, dated as of February 4, 2004, among Carmike Cinemas, Inc., each of the Guarantors named therein and Goldman, Sachs & Co. (filed as Exhibit 4.3 to Carmike’s Current Report on Form 8-K filed February 20, 2004 and incorporated herein by reference).
4.3	Registration Rights Agreement, dated as of January 31, 2002, by and among Carmike Cinemas, Inc. and certain stockholders (filed as Exhibit 99.3 to Amendment No. 1 to Schedule 13D of Goldman, Sachs & Co., et. al., filed February 8, 2002 and incorporated herein by reference).
4.4	Letter Agreement, dated as of November 17, 2003, by and among Carmike Cinemas, Inc. and certain stockholders regarding the Stockholders’ Agreement dated January 31, 2002, as amended, and the Registration Rights Agreement dated January 31, 2002 (filed as Exhibit 4.5 to Carmike’s Form S-1/A (Registration No. 333-90028) filed November 18, 2003 and incorporated herein by reference).
5.1*	Opinion of King & Spalding LLP.
10.1*	Form of Indemnification Agreement and Schedule of Directors who have entered into such agreement.
10.2*	First Amendment to Second Amended and Restated Master Lease, dated as of July 12, 2004, between MoviePlex Realty Leasing, L.L.C. and Carmike Cinemas, Inc.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Ernst & Young LLP.
23.3*	Consent of King & Spalding LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included in signature pages).

*	Previously filed.

**	Filed herewith.